UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2015

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, CNO Financial Group, Inc. (the “Company”) issued a press release announcing that John R. Kline, Senior Vice President and Chief Accounting Officer, and Erik M. Helding, Senior Vice President, Treasury and Investor Relations, have been appointed to oversee the financial operations of the Company on an interim basis until a successor to Chief Financial Officer, Frederick J. Crawford, is found. On June 20, 2015, Mr. Crawford informed the Company that he was resigning to accept another employment opportunity. Mr. Crawford’s resignation will be effective June 24, 2015. His resignation was not based on any disagreement with the Company relating to its operations, policies or practices.

Mr. Kline and Mr. Helding will report directly to Edward J. Bonach, Chief Executive Officer of the Company, and will continue to perform their current duties during the interim period. The Company has launched a search of both internal and external candidates to identify a new Chief Financial Officer.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

99.1	Press Release of CNO Financial Group, Inc. dated June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: June 24, 2015
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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